Exhibit 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of California Petroleum Transport Corporation (the “Registrant”) on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, R Douglas Donaldson, Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the SEC or its staff upon request.

Date: May 15, 2009

/s/ R. Douglas Donaldson
R. Douglas Donaldson
Treasurer